Exhibit 10.4

FORM OF

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of [__], 2026, by and among GigCapital10 Corp., a Cayman Islands exempted company (the “Company”), and [__] (“Subscriber”).

Recitals

WHEREAS, the Company desires to sell to Subscriber on a private placement basis (the “Sale”) [__] private placement units (the “Private Placement Units”) of the Company for a purchase price of $[__] per Private Placement Unit (the “Per Unit Purchase Price”), each Private Placement Unit comprised of one Class A ordinary share, par value $0.0001 per share (an “Ordinary Share”), and one right to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination (the “Business Combination”) (a “Right”). The Ordinary Shares underlying the Private Placement Units (excluding the Rights Shares (as defined below)) are hereinafter referred to as the “Private Shares.” The Rights underlying the Private Placement Units are hereinafter referred to as the “Private Rights.” The Private Placement Units, Private Shares, Private Rights and Rights Shares, collectively, are hereinafter referred to as the “Securities.” Each tent rights entitle the holder thereof to receive one Ordinary Share upon the consummation of our Business Combination and are hereinafter referred to as the “Rights Shares.”

WHEREAS, Subscriber wishes to purchase the Private Placement Units at a purchase price equal to the product of (a) the number of Private Placement Units set forth in the prior Recital, multiplied by (b) the Per Unit Purchase Price (such product, the “Purchase Price”), and the Company wishes to accept such subscription from Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe.

1.1. Purchase and Issuance of the Private Placement Units. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the initial Closing Date (as defined below) that number of Private Placement Units set forth in the Recitals in consideration of the payment of the Purchase Price. On the initial Closing Date, the Company shall, at its option, deliver to Subscriber the certificates representing the Private Placement Units purchased by Subscriber or effect such delivery in book-entry form.

1.2. Purchase Price. As payment in full for the Private Placement Units being purchased under this Agreement, Subscriber shall pay at least two business days prior to the initial Closing Date the Purchase Price by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to such bank account as designated by the Company.

1.3. Closing. The closing of the purchase and sale of the Private Placement Units shall take place simultaneously with the closing of the Company’s initial public offering (“IPO”) (the “Closing Date”). The closing of the purchase and sale of the Private Placement Units shall take place at the offices of DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, California 94105, or such other place as may be agreed upon by the parties hereto.

1.4. Conditions to Closing. The obligation of Subscriber to purchase and pay for the Private Placement Units as provided herein shall be contingent upon, and concurrent with, the consummation of the IPO.

1.5. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to [__], 2026 or if that certain Underwriting Agreement by and among the Company and D. Boral Capital LLC as representatives of the underwriters named therein (the “Underwriting Agreement”), is terminated for any reason.

2. Representations and Warranties of the Subscriber. Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Sale of the Securities.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act of 1933, as amended (the “Securities Act”).

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Private Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred by Subscriber only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one-year anniversary following consummation of the Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(a)	Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(b)

Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the trust account (the “Trust Account”) at a financial institution to be chosen by the Company and maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Subscriber understands the Private Placement Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Private Placement Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement.

2.12. Legend. Subscriber acknowledges and agrees the book-entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, Subscriber that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 200,000,000 Ordinary Shares, 20,000,000 Class B ordinary shares, $0.0001 par value per share (“Class B Ordinary Shares”) and 1,000,000 preferred shares, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding [__] shares of Class B Ordinary Shares (of which up to 1,414,286 shares are subject to forfeiture, less up to 30% of such shares that GigAcquisitons10 Corp has transferred back to GigCapital10 Corp., as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain rights agreement (the “Rights Agreement”) to be entered into between the Company and Continental, as rights agent, as the case may be, each of the Private Placement Units, Private Shares, Private Rights and Rights Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Units and Rights Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Rights Agreement, as the case may be, Subscriber will have or receive good title to the Private Placement Units, Private Shares and Private Rights purchased by such Subscriber under this Agreement, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) conflict with any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Units, Private Shares, Private Rights or Rights Shares in accordance with the terms hereof.

3.6. Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein and are true and correct with the same force and effect as though expressly made herein as of the date hereof.

4. Legends.

4.1. Legend. The Company will issue the Private Placement Units, Private Shares and Private Rights, and when issued, the Rights Shares, purchased by Subscriber in the name of such Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A UNIT PURCHASE AGREEMENT BETWEEN GIGCAPITAL10 CORP. AND THE SUBSCRIBER NAMED THEREIN AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNIT PURCHASE AGREEMENT.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4. Registration Rights. Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among Subscriber, the Company and others, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination or a tender offer conducted by the Company prior to a Business Combination or in connection with it, (ii) upon the Company’s redemption of Ordinary Shares sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iii) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event any Subscriber purchases Ordinary Shares in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such Ordinary Shares upon the same terms offered to all other purchasers of Ordinary Shares in the IPO in the event the Company fails to consummate the Business Combination.

6. Terms of Private Rights. Each Private Right shall have the terms set forth in the Rights Agreement.

7. Lock-Up Period. Subscriber acknowledges that the Securities purchased by it pursuant to this Agreement will be subject to restrictions on transfer contained in that certain letter agreement (the “Insider Letter”), dated as of the date hereof, by and among the Company, Subscriber and each of the underwriters named in the Underwriting Agreement, which Insider Letter shall be substantially in the form filed as an exhibit to the Registration Statement.

8. Terms of the Private Placement Units and Private Rights.

8.1. The Private Placement Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Private Placement Units and component parts are subject to the transfer restrictions described in Section 7 hereof, (ii) no fractional Private Rights will be issued upon the separation of the public units and only whole Rights will trade and (iii) the Private Placement Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after (x) the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or (y) an exemption from registration is available and the restrictions described above in clause (i) has expired.

8.2. Subscriber agrees that if the Company seeks shareholder approval of a Business Combination, then in connection with such Business Combination, Subscriber shall (i) vote the Private Shares owned by it in favor of the Business Combination and (ii) not redeem any Private Shares owned by Subscriber in connection with such shareholder approval.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment.

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof and the transfer restrictions applicable to Subscriber set forth in the Insider Letter.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be given in writing and sent by electronic mail at its electronic mail address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been delivered when directed to a recipient’s electronic mail address.

12. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

13. Survival; Severability.

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing Date.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GIGCAPITAL10 CORP.

By:
Name:	Avi Katz
Title:	Chairman and Chief Executive Officer
Email Address: Avi@gigcapitalglobal.com

SUBSCRIBER:

[●]

By:

Email Address:

[Signature Page to Unit Purchase Agreement]